Exhibit 10.3

STOCKHOLDERS AGREEMENT OF

GOHEALTH, INC.

THIS STOCKHOLDERS AGREEMENT, dated as of [ 🌑 ], 2020 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among GoHealth, Inc., a Delaware corporation (the “Corporation”), Centerbridge Capital Partners III, L.P., a Delaware limited partnership (“Centerbridge” and the Persons (as defined below) listed on Schedule A hereto, together with Centerbridge, the “Centerbridge Parties”), and NVX Holdings, Inc., a Delaware corporation (“NVX Holdings” and, together with the Centerbridge Parties, the “Original Members”). Certain terms used in this Agreement are defined in Section 9.

RECITALS

WHEREAS, each Original Member owns, directly or indirectly, outstanding limited liability company interests in GoHealth Holdings, LLC, a Delaware limited liability company (“GoHealth LLC”), which limited liability company interests constitute and are defined as “Common Units” pursuant to the Second Amended and Restated Limited Liability Company Agreement of GoHealth LLC, dated as of the date hereof, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”, and such limited liability company interests, the “Common Units”);

WHEREAS, the Corporation is contemplating an offering and sale of the shares of Class A common stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement by and between the Corporation and GoHealth LLC, dated as of the date hereof (the “Common Unit Subscription Agreement”), the Corporation will hold Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement, it is contemplated that the Corporation will be admitted as a member, and appointed as the sole managing member, of GoHealth LLC;

WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that the Original Members, the Corporation, GoHealth LLC and certain of their respective affiliates will enter into a series of related transactions pursuant to which, among other things, the Original Members will become holders of Class B common stock, par value $0.0001 per share, of the Corporation (the “Class B Common Stock”);

WHEREAS, immediately following the consummation of the IPO, the Original Members will be the record holders of shares of Class B Common Stock; and

WHEREAS, in order to induce the Original Members (x) to approve the sale and issuance of Common Units by GoHealth LLC to the Corporation and the appointment of the Corporation as the sole managing member of GoHealth LLC in connection with the IPO and (y) to take such other actions as shall be necessary to effectuate the transactions related to the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Original Members agree as follows:

AGREEMENT

Section 1. Election of the Board of Directors.

(a) Subject to the other provisions of this Section 1, the number of Directors constituting the full Board shall initially be fixed at nine (9).

(b) Subject to this Section 1(b), (i) for so long as the Centerbridge Parties beneficially own, directly or indirectly, in the aggregate at least ten percent (10%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), Centerbridge shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being two (2) Centerbridge Directors on the Board and (ii) if at any time, the Centerbridge Parties beneficially own, directly or indirectly, in the aggregate less than ten percent (10%) but at least five percent (5%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), Centerbridge shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one (1) Centerbridge Director on the Board. The Centerbridge Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. Centerbridge shall not be entitled to designate any individuals in accordance with this Section 1(b) if at any time the Centerbridge Parties beneficially own, directly or indirectly, less than five percent (5%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(c) Subject to this Section 1(c), (i) for so long as NVX Holdings beneficially owns, directly or indirectly, in the aggregate at least ten percent (10%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), NVX Holdings shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent NVX Director not standing for election in such election, would result in there being two (2) NVX Directors on the Board and (ii) if at any time, NVX Holdings beneficially owns, directly or indirectly, in the aggregate less than ten percent (10%) but at least five percent (5%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares) NVX Holdings shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent NVX Director not standing for election in such election, would result in there being one (1) NVX Director on the Board. The NVX Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. NVX Holdings shall not be entitled to designate any NVX Directors in accordance with this Section 1(c) if at any time NVX Holdings beneficially owns, directly or indirectly, less than five percent (5%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(d) Subject to this Section 1(d), (i) for so long as the Centerbridge Parties beneficially own, directly or indirectly, in the aggregate at least twenty percent (20%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), Centerbridge shall be entitled to designate for nomination by the Board in any applicable election, that number of individuals who satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director not standing for election in such election, would result in there being two (2) Centerbridge-Designated Independent Directors on the Board and (ii) if at any time, the Centerbridge Parties beneficially own, directly or indirectly, in the aggregate less than twenty percent (20%) but at least fifteen percent (15%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), Centerbridge shall be entitled to designate for nomination by the Board in any applicable election that number of individuals who each satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director not standing for election in such election, would result in there being one (1) Centerbridge-Designated Independent Director serving on the Board. For the avoidance of doubt, individuals designated pursuant to this Section 1(d) shall not be counted against the number of Centerbridge Directors that may be designated pursuant to Section 1(b). Centerbridge shall not be entitled to designate any individuals in accordance with this Section 1(d) if at any time the Centerbridge Parties beneficially own, directly or indirectly, less than fifteen percent (15%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(e) Subject to this Section 1(e), (i) for so long as NVX Holdings beneficially owns, directly or indirectly, in the aggregate at least twenty percent (20%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), NVX Holdings shall be entitled to designate for nomination by the Board in any applicable election, that number of individuals who satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent NVX-Designated Independent Director, would result in there being two (2) NVX-Designated Independent Directors serving on the Board and (ii) if at any time, NVX Holdings beneficially owns, directly or indirectly, in the aggregate less than twenty percent (20%) but at least fifteen percent (15%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), NVX Holdings shall be entitled to designate for nomination by the Board in any applicable election that number of individuals who each satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent NVX-Designated Independent Director not standing for election in such election, would result in there being one (1) NVX-Designated Independent Director serving on the Board. For avoidance of doubt, any individuals designated pursuant to this Section 1(e) shall not be counted against the number of NVX Directors that may be designated pursuant to Section 1(c). NVX Holdings shall not be entitled to designate any NVX-Designated Independent Directors in accordance with this Section 1(e) if at any time NVX Holdings beneficially owns, directly or indirectly, less than fifteen percent (15%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(f) Subject to the foregoing Sections 1(b), (c), (d) and (e), each of the Original Members (and any of their respective Permitted Transferees) hereby agrees to vote, or cause to be voted, all outstanding shares of Class A Common Stock and/or Class B Common Stock, as applicable, held by such Original Members (or any of their respective Permitted Transferees) at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, or to take all Necessary Action to cause the election or removal of the Centerbridge Directors, NVX Directors, Centerbridge-Designated Independent Directors and NVX-Designated Independent Directors as Directors, as provided herein.

Section 2. Vacancies and Replacements.

(a) If the number of Directors that Centerbridge or NVX Holdings have the right to designate to the Board is decreased pursuant to Section 1(b), Section 1(c), Section 1(d) or Section 1(e) (each such occurrence, a “Decrease in Designation Rights”), then:

(i) unless a majority of Directors agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of the Centerbridge Parties or NVX Holdings, as applicable, shall use its reasonable best efforts to cause each of (x) the appropriate number of Centerbridge Directors or Centerbridge-Designated Independent Directors that Centerbridge ceases to have the right to designate to serve as a Centerbridge Director or Centerbridge-Designated Independent Director, as applicable, or (y) the appropriate number of NVX Directors or NVX-Designated Independent Directors that NVX Holdings ceases to have the right to designate to serve as the NVX Directors or NVX-Designated Independent Directors, respectively, to offer to tender his, her or their resignation(s), and each of such Centerbridge Directors or Centerbridge-Designated Independent Directors or NVX Directors or NVX-Designated Independent Directors so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that Centerbridge and/or NVX Holdings, as applicable, incurs a Decrease in Designation Rights. In the event any such Centerbridge Director, Centerbridge-Designated Independent Director, NVX Director or NVX-Designated Independent Director, as applicable, does not resign as a Director by such time as is required by the foregoing, the Centerbridge Parties and NVX Holdings, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section1(f), to cause the removal of such individual as a Director; and

(ii) the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, so long as it is established.

(b) Each of Centerbridge and NVX Holdings shall have the sole right to request that one or more of their respective designated Directors (including, for the avoidance of doubt, any Centerbridge-Designated Independent Director or NVX-Designated Director, as applicable), as applicable, tender their resignations as Directors of the Board, in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”). If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the Centerbridge Parties and NVX Holdings, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(f) to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c) Each of Centerbridge and NVX Holdings, as applicable, shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Directors created thereby on the terms and subject to the conditions of Section 1.

Section 3. Initial Directors.

The initial Centerbridge Directors pursuant to Section 1(b) shall be Jeremy W. Gelber (as a Class III Director) and Miriam A. Tawil (as a Class II Director). The initial NVX Directors pursuant to Section 1(c) shall be Brandon M. Cruz (as a Class II Director) and Clinton P. Jones (as a Class III Director). The initial Centerbridge-Designated Independent Directors pursuant to Section 1(d) shall be Joseph G. Flanagan (as a Class II Director) and Alexander E. Timm (as a Class I Director). The initial NVX-Designated Independent Directors pursuant to Section 1(e) shall be Helene D. Gayle (as a Class I Director) and Anita V. Pramoda (as a Class III Director). The one (1) remaining initial Director shall satisfy the Independence Requirements, and shall be Rahm Emanuel (as Class I Director). Clinton P. Jones and Brandon M. Cruz shall serve as the initial Chairpersons of the Board (as defined in the Bylaws) for the initial term, in accordance with this Agreement and the Bylaws, after which the Chairperson(s) of the Board shall be determined in accordance with this Agreement and the Bylaws.

Section 4. Committees.

With respect to any committee of Directors established by the Board, any such committee shall include one Centerbridge-Designated Independent Director and one NVX-Designated Independent Director to serve on such committee, in each case, for so long as Centerbridge or NVX Holdings, as applicable, retains designation rights pursuant to Section 1.

Section 5. Board Observers.

Until such time as (a) the Centerbridge Parties no longer beneficially own, directly or indirectly, in the aggregate, at least five percent (5%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), Centerbridge shall be entitled to appoint one (1) individual (such individual, the “Centerbridge Observer”) to attend all meetings of the Board (including, for the avoidance of doubt, telephonic and video meetings) and any committee thereof (including, for the avoidance of doubt, telephonic and video meetings) in a nonvoting observer capacity and (b) NVX Holdings no longer beneficially owns, directly or indirectly, in the aggregate, at least five percent (5%) of the issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), NVX Holdings shall be entitled to appoint one (1) individual (such individual, the “NVX Observer”, and together with the Centerbridge Observer, each, an “Observer”) to attend all meetings of the Board (including, for the avoidance of doubt, telephonic and video meetings) and any committee thereof (including, for the avoidance of doubt, telephonic and video meetings) in a nonvoting observer capacity. Each Observer shall execute and deliver a confidentiality agreement in form and substance reasonably acceptable to the Corporation. In connection therewith, the Board of the Company shall provide each Observer with copies of all notices, minutes, consents and other materials that it provides Directors or any committees substantially concurrently therewith. Notwithstanding the foregoing, the Board or the Corporation may withhold any information or exclude any Observer from any such meeting or portion thereof, including closing and/or executive sessions, if the Board determines in good faith that such exclusion is reasonably necessary to preserve attorney-client privilege or under circumstances that present an actual or potential conflict of interest. For the avoidance of doubt, (i) the designation of the Centerbridge Observer and the NVX Observer is a right, and not an obligation, of Centerbridge and NVX Holdings, respectively and (ii) no Observer shall owe any fiduciary duties to the Corporation or any of its stockholders (other than to a Centerbridge Party or NVX Holdings pursuant to a separate agreement by and between an Observer and any such Centerbridge Party or NVX Holdings).

Section 6. Rights of the Original Members.

In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries or controlled affiliates, the Corporation shall not take, and shall cause GoHealth LLC and its Subsidiaries and any of the Corporation’s controlled affiliates not to take, (i) any of the actions set forth in the following clauses that constitute Material Actions (whether by merger, consolidation or otherwise) without the prior written approval of each of (A) Centerbridge for as long as the Centerbridge Parties beneficially own, directly or indirectly, in the aggregate fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (B) NVX Holdings for as long as NVX Holdings beneficially owns, directly or indirectly, in the aggregate fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) or (ii) any of the actions set forth in the following clauses that constitute Fundamental Actions (whether by merger, consolidation, division or otherwise) without the prior written approval of each of (A) Centerbridge for as long as the Centerbridge Parties beneficially own, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares) and (B) NVX Holdings for as long as NVX Holdings beneficially owns, directly or indirectly, in the aggregate five percent (5%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares):

(a) any transaction or series of related transactions, in each case, to the extent within the reasonable control of the Corporation, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act (excluding the Centerbridge Parties and any “group” that includes the Centerbridge Parties and NVX Holdings)) acquires, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of the Corporation, GoHealth LLC or any of their respective Subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, limited liability company or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise), (ii) following which any “person” or “group” referred to in clause (i) hereof has the direct or indirect power to elect a majority of the members of the Board or to replace the Corporation as the sole manager of GoHealth LLC (or to add another Person as a co-manager of GoHealth LLC) or (iii) which would result in a Change of Control (as defined in the Charter);

(b) the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Corporation, GoHealth LLC or any of their respective Subsidiaries;

(c) the sale, lease or exchange of all or substantially all of the property and assets of the Corporation and its Subsidiaries, taken as a whole;

(d) the (i) resignation, replacement or removal of the Corporation as the sole manager of GoHealth LLC or (ii) appointment of any additional Person as a manager of GoHealth LLC;

(e) any acquisition or disposition by the Corporation or any of its Subsidiaries of assets, Persons, equity interests or businesses, or entry into any joint venture by the Corporation or any of its Subsidiaries, where the aggregate consideration is greater than fifty million dollars ($50,000,000) in any single transaction or series of related transactions, other than transactions solely between or among the Corporation and/or one or more of the Corporation’s direct or indirect wholly owned subsidiaries;

(f) the creation of a new class or series of capital stock or equity securities of the Corporation, GoHealth LLC or any of their respective Subsidiaries;

(g) any issuance of additional shares of Class A Common Stock, Class B Common Stock, Preferred Stock or other equity securities of the Corporation, GoHealth LLC or any of their respective Subsidiaries after the date hereof, other than any issuance of additional shares of Class A Common Stock or other equity securities of the Corporation or its Subsidiaries (i) under any stock option or other equity compensation plan of the Corporation or any of its Subsidiaries approved by the Board or the compensation committee of the Board, (ii) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of this Agreement, or (iii) in connection with any redemption of Common Units as set forth in the LLC Agreement;

(h) any amendment or modification of the organizational documents of the Corporation, GoHealth LLC or any of their respective Subsidiaries, including, for the avoidance of doubt, the LLC Agreement;

(i) any increase or decrease of the size of the Board;

(j) other than as contemplated by the LLC Agreement, any repurchase, redemption or other acquisition of any equity interests or other securities of, or other ownership interests in, the Corporation or any of its Subsidiaries;

(k) any material change to the primary nature of the Corporation’s and its Subsidiaries’ business;

(l) other than as provided on Schedule B hereto, any transaction with any affiliate, director or officer of the Corporation or any of its Subsidiaries (other than employment arrangements with any such director or officer (which shall be governed by clause (q) of this Section 6)) involving an amount in excess of three million dollars ($3,000,000);

(m) any incurrence of new indebtedness or refinancing of existing indebtedness by the Corporation or any of its Subsidiaries, any guarantee made by the Corporation or any of its Subsidiaries or any grant of any security interest in any of the assets of the Corporation or any of its Subsidiaries, in each case with a value in excess of twenty-five million dollars ($25,000,000);

(n) settlement of any material litigation or similar action to which the Corporation or any Subsidiary is a party or could otherwise be bound;

(o) any engagement of, or change to, the Corporation’s independent auditor;

(p) the hiring or termination (other than a termination for cause) of the Chief Executive Officer; provided, with respect to the hiring of the Chief Executive Officer, such approval shall not be unreasonably withheld if the candidate for Chief Executive Officer has been approved by the Board;

(q) (i) any increase, decrease or change in compensation (including equity compensation or other employment terms) with respect to the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Chief Strategy Officer or (ii) any approval, authorization or implementation of, or any change, amendment or modification to, any employee equity incentive plan, agreement or arrangement of the Corporation or any of its Subsidiaries; or

(r) any agreement, authorization or commitment to do any of the foregoing.

Section 7. Covenants of the Corporation.

(a) The Corporation agrees to take all Necessary Action to cause (i) the Board to be comprised at least of nine (9) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; (iii) the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the NASDAQ rules; (iv) Clinton P. Jones and Brandon M. Cruz to be the Chairpersons of the Board and (v) to adhere to, implement and enforce the provisions set forth in Sections 5 and 6.

(b) The Centerbridge Parties and NVX Holdings shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 7(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws, then the Board shall inform the Centerbridge Parties and/or NVX Holdings, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the Centerbridge Parties and/or NVX Holdings, as applicable (subject in each case to this Section 7(b)). The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action required by this Section 7 with respect to the election of such substitute designees to the Board.

(c) The Corporation shall deliver or cause to be delivered the following information to each Original Member, in each case, for so long as such Original Member beneficially owns, directly or indirectly, in the aggregate at least one percent (1%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares): (i) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Corporation and its Subsidiaries as of the end of each such quarterly period, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Corporation and its Subsidiaries for such quarterly period and for the current fiscal year to date, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, in reasonable detail and certified by the Chief Financial Officer of the Corporation, and reviewed by the Corporation’s independent auditor; (ii) as soon as available after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such fiscal year, and the related audited consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Corporation and its Subsidiaries for such year, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the audit reports thereon of the Corporation’s independent auditor, in reasonable detail and certified by the Chief Financial Officer of the Corporation; (iii) reasonably promptly after the end of each calendar month, monthly management reports and information packets, including budgets, forecasts, business plans, results of operations and other similar matters; and (iv) with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Corporation or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Corporation and each of its Subsidiaries as may be necessary for such Original Member to comply with its respective reporting, regulatory, or other legal requirements and/or as may from time to time be reasonably requested by any such Original Member.

Section 8. Termination.

This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a) each of (i) the Centerbridge Parties and (ii) NVX Holdings ceasing to own any shares of Class A Common Stock or Class B Common Stock; or

(b) the unanimous written consent of the parties hereto.

Subject to Section 12, for the avoidance of doubt, the rights and obligations (i) of the Centerbridge Parties under this Agreement shall terminate upon the Centerbridge Parties ceasing to own any shares of Class A Common Stock or Class B Common Stock and (ii) of NVX Holdings under this Agreement shall terminate upon NVX Holdings ceasing to own any shares of Class A Common Stock or Class B Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 8.

Section 9. Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Centerbridge Director” means any Director who had initially been designated for nomination by Centerbridge in accordance with Section 1(b).

“Centerbridge-Designated Independent Director” means any Director who had initially been designated for nomination by Centerbridge in accordance with Section 1(d).

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Fundamental Action” means (I) any of the matters described in Sections 6(b), (d), (i), (k) and (l) (and clause (r) of Section 6 with respect to any of the preceding clauses) and (II) any of the matters described in Sections 6(f), (g), (h) and (j) (and clause (r) of Section 6 with respect to any of the preceding clauses) to the extent, in the case of this clause (II), that the taking of the applicable action would have a disproportionate and materially adverse impact on the Person asserting a consent right pursuant to Section 6, relative to other equityholders of the Corporation and its Subsidiaries holding the same type of equity as such Person.

“Independence Requirements” means, with respect to a Director, an individual who is (i) an “independent director” within the meaning of that term used in Rules 5005(a)(20) and 5605(a)(2) of the NASDAQ Listing Rules, as amended, and (ii) “independent” for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Material Action” means any of the matters described in Sections 6(a), (c), (e), (f), (g), (h), (j), (m), (n), (o), (p) and (q) (and clause (r) of Section 6 with respect to any of the preceding clauses).

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to the Board the nominees for election as Directors or nominating the nominees for election as Directors.

“NVX Director” means any Director who had initially been designated for nomination by NVX Holdings in accordance with Section 1(c).

“NVX-Designated Independent Director” means any Director who had initially been designated for nomination by NVX Holdings in accordance with Section 1(e).

“Permitted Transferees” has the meaning set forth in the LLC Agreement.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Corporation.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Class A Shares” means all shares of Class A Common Stock issuable upon redemption of Common Units in accordance with the terms and conditions of the LLC Agreement, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 10. Choice of Law and Venue; Waiver of Right to Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS

SECTION 10(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 11. Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)	If to Centerbridge or the Centerbridge Parties, addressed as follows:

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Attn: Office of the General Counsel

E-mail: legalnotices@centerbridge.com

(b)	If to NVX Holdings, addressed as follows:

NVX Holdings, Inc.

214 West Huron St.

Chicago, Illinois 60654

Attn: General Counsel

E-mail: ####@gohealth.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601

Attn: Gregory J. Bynan and Courtney Tygesson

Facsimile: 312-558-5700

E-mail: ####@winston.com and ####@winston.com

(c)	If to the Corporation, addressed as follows:

GoHealth, Inc.

214 West Huron St.

Chicago, Illinois 60654

Attn: Chief Legal Officer

E-mail: ####@gohealth.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Ian Schuman, Stelios Saffos, Jonathan Solomon

Facsimile: +1 (212) 751-4864

E-mail: ####@lw.com, ####@lw.com, ####@lw.com

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 12. Assignment; Aggregation of Shares.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of the Original Members (and any subsequent Permitted Transferees thereof) is permitted to assign this Agreement to their respective Permitted Transferees of the Class B Common Stock or Common Units and each Original Member (and any such Permitted Transferee) is permitted to assign this Agreement to its respective affiliates in connection with a transfer of the Class A Common Stock to such affiliate (or receipt by any such affiliate of Class A Common Stock pursuant to the exchange and redemption provisions of the LLC Agreement) (it being understood that no such assignment shall relieve any such Original Member or Permitted Transferee of its obligations hereunder so long as it continues to hold Class A Common Stock, Class B Common Stock or Common Units). Notwithstanding anything herein to the contrary, each of the Original Members (and any subsequent Permitted Transferee thereof) shall cause any of their respective

Permitted Transferees of the Class B Common Stock or Common Units, or, any of their affiliates that receives shares of Class A Common Stock (whether through a transfer, or via the exchange and redemption provisions of the LLC Agreement), to become a party to this Agreement by executing a joinder hereto reasonably satisfactory to the Corporation, as a pre-condition to the effectiveness of such transaction. For the avoidance of doubt, for purposes of (a) determining whether any party meets any threshold contained herein which is based on ownership of shares of Class A Common Stock (including any Underlying Class A Shares) and/or Class B Common Stock, (b) any provisions that require the parties hereto to vote or take any other actions with respect to any shares of Class A Common Stock (including any Underlying Class A Shares) and/or Class B Common Stock, such determinations or provisions shall be deemed to include all shares of Class A Common Stock (including any Underlying Class A Shares) and/or Class B Common Stock held by any Permitted Transferee or affiliate of any Original Member (or subsequent Permitted Transferee thereof) that becomes party to this Agreement pursuant to this Section 12; provided, however, that for purposes hereof, in no event shall (x) beneficial ownership of shares of Class A Common Stock (including any underlying Class A Shares) by one party hereto be counted towards the beneficial ownership of shares of Class A Common Stock of any other party hereto solely as a result of such parties being in the same “group” (as defined in the Exchange Act) or party to this Agreement and (y) any party hereto by considered an affiliate of any other party hereto solely by virtue of being in the same “group” (as defined in the Exchange Act) party to this Agreement.

Section 13. Amendment and Modification; Waiver of Compliance.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation, Centerbridge and NVX Holdings. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 14. Waiver.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 15. Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 16. Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 17. Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 18. Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 19. Representations and Warranties.

(a) Each Original Member and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b) The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 20. No Strict Construction.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be executed on the day and year first above written.

GOHEALTH, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

[CENTERBRIDGE]

By: [●] , its [●]

By:
Name:
Title:

NVX HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

SCHEDULE A

Centerbridge Parties

1. CB Blizzard Co-Invest Holdings, L.P., a Delaware limited partnership

2. CCP III AIV VII Holdings, L.P., a Delaware limited partnership

3. Blizzard Aggregator, LLC, a Delaware limited liability company

4. CB Blizzard Co-Invest, L.P., a Delaware limited partnership

5. CCP III AIV VII L.P., a Delaware limited partnership

6. Centerbridge Capital Partners, SBS III, L.P., a Delaware limited partnership

SCHEDULE B

Affiliate Transactions